ANDERSEN ANDERSEN & STRONG, L.C.             941 East 3300 South, Suite 202
Certified Public Accountants and
Business Consultants                             Salt Lake City, Utah 84106
Member SEC Practice Section of the AICPA             Telephone 801 486-0096
                                                           Fax 801 486-0098





            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated June 6, 2001 accompanying the audited financial statements of Office Managers, Inc., for the period ended December 31, 2000 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2. We also hereby consent to the reference to this firm under "Experts" in this Registration Statement.


                                       /S/ Andersen Andersen & Strong, L.C.
Salt Lake City, Utah                       --------------------------------
November 21, 2001                          Andersen Andersen & Strong, L.C.